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                                                                   EXHIBIT 10.01

                                                          DRAFT OF JUNE 14, 1997


                                CHOICEPOINT INC.

                       1997 OMNIBUS STOCK INCENTIVE PLAN


         1. PURPOSE. The purpose of the 1997 Omnibus Stock Incentive Plan (the "Plan") is to attract and retain directors, officers and key employees for ChoicePoint Inc. (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.


         2.      DEFINITIONS.  As used in this Plan,


                 "Annual Meeting" means the annual meeting of shareholders of the Corporation.

                 "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, including a Free- standing Appreciation Right or a Tandem Appreciation Right.

                 "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

                 "Board" means the Board of Directors of the Corporation.

                 "Change in Control" shall have the meaning provided in Section 13 of this Plan.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Committee" means the committee (or a subcommittee) described in Section 18 of this Plan.

                 "Common Shares" means shares of common stock, $____ par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
Section 12 of this Plan.

                 "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).
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                 "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

                 "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

                 "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

                 "Designated Subsidiary" means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                 "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

                 "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

                 "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to an award to a Covered Employee shall be based on specified levels of growth or improvement in one or more of the following criteria:

                 1.       earnings;
                 2. earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);
                 3.       share price;
                 4.       shareholder return;
                 5.       return on invested capital, equity, or assets;

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                 6.       operating earnings;
                 7.       sales;
                 8.       productivity;
                 9.       cash flow;
                 10.      market share;
                 11.      profit margin;
                 12.      customer service; and/or
                 13.      economic value added.

                 If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

                 "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Committee, which at the discretion of the Committee may be based on an average price at which the Common Shares have traded over a period of time specified by the Committee or any price or combination of prices on a particular date specified by the Committee.

                 "Non-Employee Officer or Director" means an officer or director of the Corporation who is not an employee of the Corporation or any Subsidiary.

                 "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

                 "Option Price" means the purchase price payable on exercise of an Option Right.

                 "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

                 "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Officer or Director who receives an award of Option Rights pursuant to Section 9 of this Plan, or any other person, whether or not an employee, Director or officer, who renders significant services as a consultant or otherwise, in the discretion of the Committee.





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                 "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

                 "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

                 "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

                 "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(f) of this Plan.

                 "Replacement Awards" means Option Rights or Restricted Shares that are issued in substitution of awards of option rights or restricted shares that were granted under the Equifax Inc. Omnibus Stock Incentive Plan, the 1993 Employee Stock Incentive Plan or the 1995 Employee Stock Incentive Plan to former employees of Equifax Inc. or subsidiaries of Equifax Inc. who are employees of the Corporation as of the date of the spin-off of the Corporation to the shareholders of Equifax Inc. or become employees of the Corporation after such date pursuant to the Equifax/ChoicePoint Employee Benefits Agreement.

                 "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

                 "Rule l6b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                 "Spread" means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

                 "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or





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hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

                 "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

                 "Voting Shares" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.


         3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Officers or Directors, (vi) pursuant to other awards specified in
Section 10 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,000,000 shares plus any shares specified in paragraph (b) of this Section 3. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

                 (b) Total shares available under the Plan shall also include (i) any shares relating to awards that expire or are forfeited or cancelled and (ii) the number of shares repurchased by the Corporation after August 1, 1997 in the open market or otherwise and having an aggregate purchase price no greater than the amount of cash proceeds received by the Corporation from the sale of Common Shares under the Plan.

                 (c) Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                 (d) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 4,000,000 shares, subject to adjustments as provided in Section 12 of this Plan.





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                 (e)      Notwithstanding any other provision of this Plan to
the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any calendar year, subject to adjustments as provided in Section 12 of this Plan. Further, in no event shall any Participant in any calendar year receive more than 750,000 Appreciation Rights, subject to adjustments as provided in Section 12 of this Plan.

                 (f) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares, Performance Units or Restricted Shares that specify Management Objectives having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

         4. OPTION RIGHTS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Such grants may be original awards or Replacement Awards. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                 (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

                 (b) Each grant, other than a grant of a Replacement Award, shall specify an Option Price per share, which shall not be less than 100 percent of the Market Value per Share on the Date of Grant.

                 (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

                 (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units surrendered.





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                 (e)      Any grant may provide for deferred payment of the
Option Price from the proceeds of sale through a broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

                 (f) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in paragraph (d) above. Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options shall specify an Option Price per share, which shall not be less than 100 percent of the Market Value per Share on the Date of Grant of the Reload Option Right, and shall be on such other terms as may be specified by the Committee, which may be the same as or different from those of the original Option Rights.

                 (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                 (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, retirement, death or disability of the Optionee or other similar transaction or event.

                 (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

                 (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

                 (k) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

                 (l) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under Section 5 of this Plan.

                 (m) Each grant shall specify the term of the Option Right; provided, however, that no Option Right shall be exercisable more than 10 years from the Date of Grant.





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                 (n)      Each grant of a Replacement Award shall specify an
Option Price per share, as determined by the Committee. Notwithstanding any other provision in this Plan to the contrary, no grant of a Replacement Award in substitution of an award that qualified as an Incentive Stock Option immediately before the grant of the Replacement Award shall contain any term that is more favorable than the terms of the substituted award.

                 (o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.


         5. APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives.

                 (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

                 (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

                 (d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

                 (e) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Corporation by an officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.





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                 (f)      Any grant of Appreciation Rights may specify
Management Objectives that must be achieved as a condition of the exercise of such rights.

                 (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation. In addition, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

                 (h)      Regarding Free-standing Appreciation Rights only:

                           (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

                          (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

                          (iii) Each grant shall specify the period or periods of continuous service by the Participant with the Corporation or any Subsidiary that is necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control, retirement, death or disability of the Participant or other similar transaction or event as approved by the Committee; and

                          (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.


         6. RESTRICTED SHARES. The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                 (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.





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                 (b)      Each such grant or sale may be made without
additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

                 (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than one (1) year to be determined by the Committee at the Date of Grant, or less than one (1) year if so determined by the Committee in the case of a Replacement Award, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control, retirement, or death or disability of the Optionee or other similar transaction or event as approved by the Committee.

                 (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                 (e) Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

                 (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be Subject to the same restrictions as the underlying award.

                 (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.
Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.


         7. DEFERRED SHARES. The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the





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authorizations, and shall be subject to all of the requirements contained in the following provisions:

                 (a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

                 (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                 (c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than 1 year, as determined by the Committee at the Date of Grant.

                 (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

                 (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.


         8. PERFORMANCE SHARES OR PERFORMANCE UNITS. The Committee may also authorize the grant of Performance Shares or Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                 (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                 (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, (except in the event of a Change in Control or other similar transaction or event, if the Committee shall so





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determine) commencing with the Date of Grant and ending on the last date of the
Performance Period (as shall be determined by the Committee at the time of grant).

                 (c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant shall specify in respect of such specified one or more Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

                 (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

                 (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

                 (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

                 (g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

                 (h) Each grant of Performance Shares or Performance Units shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which notification shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.


         9. AWARDS TO NON-EMPLOYEE OFFICERS OR DIRECTORS. Restricted Shares and Option Rights shall be granted to Non-Employee Officers or Directors as follows:





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                 (a)      Immediately following his or her initial election to
the Board, Restricted Shares with a fair market value of $25,000, if unrestricted, shall be granted to each Non-Employee Officer or Director. Such Restricted Shares shall become transferable and nonforfeitable three (3) years from the Date of Grant; provided, however, that such Restricted Shares shall immediately become transferable and nonforfeitable in the event of (i) a Change in Control, or (ii) the Participant's death while a non-Employee Officer or Director, or (iii) the Participant's retirement from the Board.

                 (b) Immediately following each Annual Meeting, 3,000 Option Rights shall be granted to each Non- Employee Officer or Director, other than the Chairman of the Board who shall be granted 5,000 Option Rights immediately following each Annual Meeting. The exercise price for such Option Rights shall be Market Value per Share on the Date of Grant. Such Option Rights shall become exercisable two (2) years from the Date of Grant; provided, however, that such Option Rights shall immediately become exercisable in the event of (i) a Change in Control, or (ii) the Participant's death while a non-Employee Officer or Director, or (iii) the Participant's retirement from the Board.

                 (c) Each grant of Restricted Shares or Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the grantee and such terms and provisions, consistent with this Plan, as the Committee may approve. In addition, the Board retains the discretion at any time to alter the provisions set forth under Sections 9(a) and 9(b) and to add any additional terms as it, in its discretion, deems appropriate or to make any awards on terms that the Board determines to be appropriate.


         10. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described above ("Other Awards") which the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation, which awards may provide for the acquisition or future acquisition of Common Shares by Participants.


         11. TRANSFERABILITY. (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                 (b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.


         12. ADJUSTMENTS. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares and Other Awards granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12.


         13. [Subject to review] CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

                 (a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

                 (b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

                 (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Shares;

                 (d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                 (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

                 (f) Notwithstanding the foregoing provisions of Section 13(c) and (d) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary or (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 20% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

                 (g)      Notwithstanding the foregoing provisions of this
Section 13, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 13 instituted by any person who is not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Corporation which could lead to any such event, management proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 13 pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of this Plan.


         14. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash based on Market Value per Share on the date of settlement.

         15. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


         16. PARTICIPATION BY EMPLOYEES OF DESIGNATED SUBSIDIARIES. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of "Board" and except in other cases where the context otherwise requires.


         17. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

         18. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by a Committee of the Board (or subcommittee thereof), consisting of not less than three Non-Employee Directors appointed by the Board. Moreover, except as the Board may otherwise determine, so long as all of the Corporation's outstanding shares are owned by Equifax Inc., all matters relating to awards under the Plan shall be, and are hereby delegated to the Compensation Committee of Equifax Inc., provided, however, that all actions taken shall be subject to the approval by the Board. To the extent of such delegation, references in the Plan to the Board shall also refer to the appropriate committee. A majority of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). Until subsequent action of the Board, the Committee shall be the Compensation Committee of the Board.

                 (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or Other Awards and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

         19. AMENDMENTS, ETC. (a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under plans that do not require shareholder approval.

                 (b) The Committee may, with the concurrence of affected Optionee, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights or other award not been granted.

                 (c) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

                 (d) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

                 (e) In case of termination of employment or service by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

                 (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                 (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.


         20. TERMINATION. No grant (other than an automatic grant of Reload Option Rights) shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.